Exhibit 99.1

Media & Analysts:	Derick Smith (713) 627-4963

Date:	February 5, 2013

Spectra Energy Partners Reports Year End and Fourth Quarter 2012 Results;

Announces 2013 Financial Outlook

•	2012 cash available for distribution up 8% over prior year

•	2012 net income of $193.5 million, up $21.5 million over 2011

•	2013 outlook for cash available for distribution — $239 million

HOUSTON – Spectra Energy Partners, LP (NYSE:SEP) today reported fourth quarter 2012 net income of $48.1 million, compared with $42.0 million in the prior year quarter. For the year, net income was up almost $22 million over 2011, with net income reported at $193.5 million, compared with $172.0 million in 2011. Cash available for distribution was $53.7 million for the quarter, compared with $54.8 million in the prior year quarter. For the year, cash available for distribution was $229.3 million, up from $212.4 million in 2011. Distributions per limited partner unit for 2012 were $1.95, compared with $1.87 per limited partner unit for 2011.

The increases in net income and cash available for distribution for the year were mainly driven by the additions of the Big Sandy Pipeline and East Tennessee’s Northeastern Tennessee (NET) assets to our portfolio in the third quarter 2011, offset by lower revenues at Ozark Gas Transmission.

The current quarter increase in net income reflects the October 31 acquisition of a 38.76 percent interest in Maritimes and Northeast Pipeline, L.L.C. (M&N US) and higher revenues from the Big Sandy Pipeline. The decrease in cash available for distribution for the current quarter reflects higher maintenance capital expenditures compared with the prior year.

“Spectra Energy Partners had a great 2012 – and we’re looking forward to an even better 2013 and beyond,” said Julie Dill, president and chief executive officer. “Our businesses’ performance in 2012 enabled us to announce our 21st consecutive quarterly distribution increase, marking a history of steady, dependable quarterly distribution increases for our investors.”

“As we enter 2013, we are well-positioned for continued growth,” Dill said. “With the on-going evolution of the energy landscape in the United States, we continue to see great opportunities to grow Spectra Energy Partners by executing on our strategy – growth through third party acquisitions, organic expansions and more than $2 billion of expected drop-downs over the next two years from our general partner. We believe 2013 will be another very good year for Spectra Energy Partners and our investors.”

Results from Operations

Spectra Energy Partners reported operating income of $26.3 million for the fourth quarter 2012, compared with $24.6 million in the prior year quarter. Higher revenues from the Big Sandy Pipeline were partially offset by lower revenues at Ozark Gas Transmission.

Equity Investments

Fourth quarter 2012 equity earnings were $30 million, compared with $25.4 million for the prior year quarter, and SEP’s share of fourth quarter 2012 cash available for distribution from its equity investments was $33.5, compared with $29.5 million for the prior year quarter. These increases for the quarter were primarily the result of the acquisition of SEP’s interest in M&N US on October 31, 2012.

For the year, 2012 equity earnings totaled $107.6 million compared with $107.3 million for 2011. SEP’s share of cash available for distribution from its equity investments was

$125.9 million for 2012, compared with $127 million for 2011, due mainly to expected lower revenues at Market Hub Partners (MHP) and higher maintenance costs at Gulfstream Natural Gas System, L.L.C. (Gulfstream).

Interest Expense

Interest expense for the quarter was $8.2 million, compared to $7.8 million for the prior year quarter. For 2012, interest expense was $31.3 million, up from $25.0 million in 2011, due to $500 million of senior notes issued in June 2011.

Income Tax Expense

As a master limited partnership, Spectra Energy Partners is not subject to federal income taxes, but is subject to state income taxes. An income tax expense of $0.3 million was reported for both the fourth quarter 2012 and the prior year quarter. The full year 2012 reflects a $1.4 million tax expense, compared with a $1.1 million tax expense for 2011.

Capital Expenditures and Equity Investments

Spectra Energy Partners spent $14.6 million for expansion and maintenance capital in the Gas Transportation and Storage segment during the quarter and $42.3 million for the year. Investments were made in Market Hub Partners of $1.1 million for the quarter and $14.9 million for the year. Capital expenditures for expansion projects were for the final completion of projects placed into commercial service in 2011.

2013 Financial Outlook

Spectra Energy Partners also announced its 2013 financial outlook, which includes estimated cash available for distribution of $239 million. The outlook includes a full year’s contribution of the M&N US assets but does not include unapproved organic growth projects, any other acquisitions or drop-downs.

Additional Information

The company will discuss both its 2012 performance and 2013 financial outlook in greater detail during the analyst conference call today. The call is scheduled for 10:00 a.m. CT today, February 5, 2013. The webcast and conference call can be accessed via the investor relations section of Spectra Energy Partners, LP’s website or by dialing (888) 252-3715 in the United States or (706) 634-8942 outside the United States. The Conference ID is 86183152.

Please call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available after 1:00 p.m. CT, February 5, 2013, until 5:00 p.m. CT, May 3, 2013, by dialing (855) 859-2056 with Conference ID 86183152. The international replay number is (404) 537-3406 with Conference ID 86183152. A replay and transcript also will be available by accessing the investor relations section of Spectra Energy Partners’ website at http://www.spectraenergypartners.com.

Reconciliation of Non-GAAP Financial Measures

This press release includes certain financial measures, including cash available for distribution and adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), that are non-GAAP (Generally Accepted Accounting Principles) financial measures, as defined under the rules of the Securities and Exchange Commission (SEC).

Spectra Energy Partners defines adjusted EBITDA as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream, MHP and M&N US, interest income, and other income and expenses, net, which primarily includes non-cash AFUDC.

Spectra Energy Partners defines cash available for distribution as adjusted EBITDA plus cash available for distribution from Gulfstream, MHP and M&N US and net preliminary project costs, less interest expense, cash paid for income taxes, maintenance capital expenditures, excluding the impact of reimbursable projects, and other non-cash items affecting net income. Cash available for distribution does not reflect changes in working capital balances. Cash available for distribution for Gulfstream and MHP is defined on a basis consistent with Spectra Energy Partners. Cash Available for Distribution for M&N US includes an adjustment for amortizing bond payments.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Adjusted EBITDA and cash available for distribution are not presented as alternatives to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States GAAP.

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in interest rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; growth in opportunities, including the timing and success of efforts to develop domestic pipeline, storage, gathering and other infrastructure projects and the effects of competition; the performance of natural gas transmission, storage and gathering facilities; the extent of success in connecting natural gas supplies to transmission and gathering systems and in connecting to expanding gas markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described in our filings that we make with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners, LP (NYSE: SEP) is a Houston-based master limited partnership, formed by Spectra Energy Corp (NYSE: SE), that owns interests in natural gas transportation and storage assets in the United States, including more than 3,500 miles of transmission and gathering pipeline and approximately 57 billion cubic feet (Bcf) of natural gas storage. These assets are capable of transporting 4.5 Bcf of natural gas per day from growing supply areas to high-demand markets.

###

Spectra Energy Partners, LP

Quarterly Highlights

December 2012

(Unaudited)

(In millions, except per-unit amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011(c)	2012	2011(c)
STATEMENTS OF OPERATIONS
Operating revenues	$59.0	$57.9	$236.8	$205.0
Operating expenses	32.7	33.3	118.6	116.8

Operating income	26.3	24.6	118.2	88.2
Equity in earnings of unconsolidated affiliates	30.0	25.4	107.6	107.3
Other income and expenses, net	0.2	(0.1)	0.3	2.1
Interest income	0.1	0.2	0.1	0.5
Interest expense	8.2	7.8	31.3	25.0

Earnings before income taxes	48.4	42.3	194.9	173.1
Income tax expense	0.3	0.3	1.4	1.1

Net income	$48.1	$42.0	$193.5	$172.0

Adjusted EBITDA (a)	$35.7	$32.9	$155.5	$121.4
Cash Available for Distribution (b)	$53.7	$54.8	$229.3	$212.4
Weighted average units outstanding
Limited partner units	100.1	96.3	97.3	93.1
General partner units	2.1	2.0	2.0	1.9
Net income per limited partner unit	$0.40	$0.38	$1.69	$1.63
Declared cash distribution per limited partner unit	$0.495	$0.475	$1.950	$1.870

CAPITAL AND INVESTMENT EXPENDITURES
Capital expenditures—Gas Transportation & Storage	$14.6	$20.4	$42.3	$98.4
Investment expenditures
Gulfstream—49.0%	—	—	—	3.8
Market Hub—50%	1.1	1.8	14.9	13.5
M&N US—38.76%	—	—	—	—

Total capital and investment expenditures	$15.7	$22.2	$57.2	$115.7

	December 31,	December 31,
	2012	2011
DEBT	$1,053.4	$707.5

(a)	Adjusted EBITDA is defined as net income plus interest expense, income taxes, and depreciation and amortization, less equity in earnings of Gulfstream, Market Hub and M&N US, interest income, and other income and expenses, net, which primarily includes non-cash allowance for funds used during construction (AFUDC).
(b)	Cash Available for Distribution is defined as Adjusted EBITDA plus Cash Available for Distribution from Gulfstream, Market Hub and M&N US and net preliminary project costs, less interest expense, cash paid for income tax expense, maintenance capital expenditures, excluding the impact of reimbursable projects, and other non-cash amounts. Cash Available for Distribution does not reflect changes in working capital balances. Cash Available for Distribution for Gulfstream and Market Hub is defined on a basis consistent with us. Cash Available for Distribution for M&N U.S. includes an adjustment for amortizing bond payments. These bond payments are paid out in second and fourth quarter of each year using operating cash flows. Spectra Energy Partners, Gulfstream and Market Hub do not make similar bond payments.
(c)	Cash Available for Distribution for the three months and year ended December 31, 2011 has been revised to reflect the refinement to our definition that was effective January 1, 2012.

1 of 5

Spectra Energy Partners

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2012	2011(a)	2012	2011(a)
Net income	$48.1	$42.0	$193.5	$172.0
Add:
Interest expense	8.2	7.8	31.3	25.0
Income tax expense	0.3	0.3	1.4	1.1
Depreciation and amortization	9.4	8.3	37.3	33.2
Less:
Equity in earnings of Gulfstream	16.7	16.3	63.3	64.7
Equity in earnings of Market Hub	9.3	9.1	40.3	42.6
Equity in earnings of M&N US	4.0	—	4.0	—
Interest income	0.1	0.2	0.1	0.5
Other income and expenses, net	0.2	(0.1)	0.3	2.1

Adjusted EBITDA	35.7	32.9	155.5	121.4
Add:
Cash Available for Distribution from Gulfstream	21.0	20.0	78.8	81.0
Cash Available for Distribution from Market Hub	10.4	9.5	45.0	46.0
Cash Available for Distribution from M&N US	2.1	—	2.1	—
Preliminary project costs, net	—	0.1	—	0.1
Less:
Interest expense	8.2	7.8	31.3	25.0
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	7.4	1.8	21.3	13.1
Other	(0.1)	(1.9)	(0.5)	(2.0)

Cash Available for Distribution	$53.7	$54.8	$229.3	$212.4

(a)	Cash Available for Distribution for the three months and year ended December 31, 2011 has been revised to reflect the refinement to our definition that was effective January 1, 2012.

2 of 5

Gulfstream

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2012	2011(a)	2012	2011(a)
Net income	$34.2	$33.2	$129.3	$132.0
Add:
Interest expense	17.6	17.5	70.2	69.9
Depreciation and amortization	8.9	8.9	35.6	35.4
Less:
Other income and expenses, net	—	—	—	—

Adjusted EBITDA—100%	60.7	59.6	235.1	237.3
Add:
Preliminary project costs, net	0.1	0.4	0.6	1.1
Less:
Interest expense	17.6	17.5	70.2	69.9
Maintenance capital expenditures	0.1	1.7	4.6	2.8
Other	0.1	—	—	0.3

Cash Available for Distribution—100%	$43.0	$40.8	$160.9	$165.4

Adjusted EBITDA—49.0%	$29.7	$29.2	$115.2	$116.2
Cash Available for Distribution—49.0%	$21.0	$20.0	$78.8	$81.0

(a)	Cash Available for Distribution for the three months and year ended December 31, 2011 has been revised to reflect the refinement to our definition that was effective January 1, 2012.

3 of 5

Market Hub

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2012	2011	2012	2011
Net income	$18.7	$18.3	$80.7	$85.4
Add:
Interest expense (benefit)	—	0.1	(0.1)	0.1
Income tax expense	0.1	—	0.3	0.2
Depreciation and amortization	2.9	2.8	11.4	10.8
Less:
Interest income	0.1	—	0.2	0.1
Other income and expenses, net	—	—	—	—

Adjusted EBITDA—100%	21.6	21.2	92.1	96.4
Less:
Interest benefit	—	—	(0.1)	(0.1)
Cash paid for income tax expense	0.2	0.2	0.2	0.2
Maintenance capital expenditures	0.7	2.0	2.1	4.4

Cash Available for Distribution—100%	$20.7	$19.0	$89.9	$91.9

Adjusted EBITDA—50%	$10.8	$10.6	$46.1	$48.2
Cash Available for Distribution—50%	$10.4	$9.5	$45.0	$46.0

4 of 5

Maritimes & Northeast Pipeline

Reconciliation of Non-GAAP “Adjusted EBITDA” and “Cash Available for Distribution”

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions)	2012(a)	2011(a)	2012(a)	2011(a)
Net income	$10.2	$—	$10.2	$—
Add:
Interest expense	6.5	—	6.5	—
Income tax expense	0.4	—	0.4	—
Depreciation and amortization	4.3	—	4.3	—
Less:
Other income and expenses, net	0.1	—	0.1	—

Adjusted EBITDA—100%	21.3	—	21.3	—
Less:
Interest expense	6.5	—	6.5	—
Cash paid for amortizing bond payments	10.2	—	10.2	—
Cash paid for income tax expense	—	—	—	—
Maintenance capital expenditures	—	—	—	—
Other (b)	(0.8)	—	(0.8)	—

Cash Available for Distribution—100%	$5.4	$—	$5.4	$—

Adjusted EBITDA—38.76% (a)	$8.3	$—	$8.3	$—
Cash Available for Distribution—38.76% (a)	$2.1	$—	$2.1	$—

(a)	M&N US results reflect October 31, 2012 acquisition, and no (0%) ownership preceding that date.
(b)	Amortization of Loss on Reacquired Debt

5 of 5